UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 20, 2008



                                AAA Energy, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                         333-119848                   90-0338080
----------------                ----------------           ------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)

3841 Amador Way, Reno, Nevada                                 89502
------------------------------------------------------      ---------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   (775) 827-2324
                                                      --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR240.14d-2(b))

[_]Soliciting material pursuant to Rule 14a-12 under Exchange Act
   (17 CFR240.14a-12)

[_]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR240.14d-2(b))

[_]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR240.13e-4(c))

ITEM 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 20, 2008, we have appointed Mr. Siu Man Kwan of Guangzhou, People's Republic of China, as President, Chief Executive Officer, and Principal Financial Officer of the Company in place of Dr. Earl Abbott, who has left the Company to pursue other business interests.

Mr. Kwan is Chairman of Nanjing Orient Railway Communications Equipment Co. Ltd., a Sino-foreign joint venture with China's Ministry of Railways and with the People's Liberation Army Central Command. The joint venture company is involved in the development and manufacturing of wireless communication systems, equipment, as well as related telecommunication products. Manufactured products are almost exclusively sold to the People's Liberation Army and the railway industry.

A graduate of the China Communist Party Senior Government Cadre (Guangdong) Academic Institute with a Master's degree in Political and Enterprise Management, Mr. Kwan has over 30 years' of experience in the management, restructuring, and finance of over 50 large-scale Chinese government-owned industrial enterprises involved in the utility, oil refinery, petrochemical and telecommunications industries.

Effective May 20 2008, Mr. David Lorge also resigned as a director of the Company. Mr. Lorge's resignation was not as a result of any disagreement on any matter relating to the Company's operations, policies or practices.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2008                    AAA Energy, Inc.


                                    By:  /s/ Siu Man Kwan
                                        ---------------------------------------
                                        Siu Man Kwan, Director